Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 7,608,656,391.36	0.0001531	$ 1,164,885.29
Fees Previously Paid
	Total Transaction Valuation:	$ 7,608,656,391.36
	Total Fees Due for Filing:			$ 1,164,885.29
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 1,164,885.29
	Net Fee Due:			$ 0.00
Offering Note
[1]	(1) Equals the Maximum Aggregate Offering Price as described in the Registration Statement on Form S-4, file number 333-288960, filed by Liberty Live Holdings, Inc. with the Securities and Exchange Commission on July 25, 2025. (2) Offset pursuant to Rule 0-11 of the Securities Exchange Act of 1934, as amended.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		S-4	333-288960	07/25/2025		$ 1,164,885.29
Fee Offset Sources		Liberty Live Holdings, Inc.	S-4	333-288960		07/25/2025		$ 1,164,885.29
Explanation of the basis for claimed offset:
[1]	(1) Equals the Maximum Aggregate Offering Price as described in the Registration Statement on Form S-4, file number 333-288960, filed by Liberty Live Holdings, Inc. with the Securities and Exchange Commission on July 25, 2025. (2) Offset pursuant to Rule 0-11 of the Securities Exchange Act of 1934, as amended.